Exhibit 10.8

                                 PROMISSORY NOTE
                                 ---------------

$765,820.98                                              Date:  November 1, 2010
                                                          Due:  February 1, 2012

     FOR VALUE RECEIVED, NOBLE ROMANS, INC., an Indiana corporation ("Borrower"), promises and agrees to pay to the order of PAUL W. MOBLEY ("Lender"), of Marion County, Indiana, in lawful money of the United States of America, at One Virginia Avenue, Suite 800, Indianapolis, Indiana 46204, with attorneys' fees and costs of collection and without relief from valuation and appraisement laws, the principal sum of Seven Hundred Sixty-Five Thousand Eight Hundred Twenty Dollars and Ninety-Eight Cents ($765,820.98) with interest at the rate of eight percent (8%) per annum prior to an Event of Default (as defined below) and at the rate of thirteen percent (13%) per annum after an Event of Default (the "Default Rate").

     Borrower shall make payments of principal and interest as follows:

     (a) Commencing on December 1, 2010, and on the first (1st) day of each calendar month thereafter up to and including June 1, 2011, Borrower shall make payments of interest only on the outstanding principal balance; and

     (b) Commencing on July 1, 2011, and on the first (1st) day of each calendar month thereafter up to and including January 1, 2012, Borrower shall make principal payments in the amount of One Hundred Thousand Dollars ($100,000.00), plus accrued interest; and

     (c) On February1, 2012 (the "Maturity Date"), Borrower shall pay to Lender all remaining outstanding principal and accrued interest due and unpaid under this Note.

     This Note may be prepaid in full or in part at any time without penalty. All prepayments shall be applied first to all accrued and unpaid interest, next against principal, and the amount of interest payable thereafter shall be computed on the reduced principal amount, with the amount of Borrower's interest payments thereafter being adjusted accordingly; however, no such prepayment shall relieve the undersigned from the continuing obligation to make payments in accordance with this Note prior to payment in full of the entire principal amount.

     In the event any payment due hereunder is not paid within five (5) days of the date such installment is due (an "Event of Default"), the entire unpaid balance of principal and accrued and unpaid interest shall become due and payable immediately, without further notice. Upon an Event of Default, in addition to all other amounts to which Lender shall be entitled, Lender shall be entitled to recover from Borrower Lender's reasonable attorneys' fees and costs of collection incurred in connection with such Event of Default. So long as any Event of Default exists, regardless of whether there has been an acceleration by Lender, interest shall accrue on the unpaid balance of principal and interest hereunder at a rate per annum equal to the Default Rate.


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     The Default Rate shall be calculated on the unpaid principal balance of the indebtedness evidenced hereby at the time of reference, based on a year of three hundred sixty (360) days consisting of twelve (12) thirty (30) day months.

     If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Note shall remain in full force and effect.

     This obligation shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

     Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

     This Note is unsecured.

     Time is of the essence with respect to each and every term and provision of this Note. Borrower expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Borrower to the fullest extent permitted by law.

     The undersigned person signing on behalf of Borrower certifies that (a) he is fully empowered and duly authorized by any and all necessary action or consent required to execute and deliver this Note, and (b) that this Note has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

     This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Indiana and of the United States of America.



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


     IN WITNESS HEREOF, Borrower has executed this Note as of the day and year first written above.

                                                   NOBLE ROMANS, INC.

                                                   By: /s/  A. Scott Mobley
                                                       -----------------------
                                                   Printed:  A. Scott Mobley
                                                             -----------------
                                                   Title:  President
                                                           -------------------
















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